Exhibit 23.1

                       LAWRENCE SCHARFMAN & CO., CPA P.A.
                               7104 Corning Circle
                             Boynton Beach, FL 33437
                                 (561) 733-0296
                               FAX (561) 740-0613


January 8, 2009

To Whom It May Concern:

The firm of Lawrence Scharfman, Certified Public Accountant, consents to the inclusion of the Financial Statements of Sienna Resources , Inc. as of March 31, 2007 in the Form S-1A (Post Effective Amendment No. 1).

We also consent to the reference to our firm under the heading "Experts" in the Prospectus which is part of this Registration Statement.

Very Truly Yours,


/s/ Lawrence Scharfman
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Lawrence Scharfman, CPA